UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

April 30, 2010

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Form 8-K filed by Maxwell Technologies, Inc. on April 29, 2010 to correct certain line items on the condensed consolidated balance sheets. The first line that read “deferred tax liability” for $486,000 and $588,000 as of March 31, 2010 and December 31, 2009, respectively, should read “accrued warranty” for $486,000 and $588,000 as of March 31, 2010 and December 31, 2009, respectively. The first line that read “total current liabilities” for $3,747,000 and $4,615,000 as of March 31, 2010 and December 31, 2009, respectively, should read “accrued employee compensation” for $3,747,000 and $4,615,000 as of March 31, 2010 and December 31, 2009, respectively.

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2010, Maxwell Technologies, Inc. (the “Company”) issued a press release announcing the Company’s results for its fiscal quarter ended March 31, 2010. A copy of this press release is attached hereto as Exhibit 99.1.

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release issued by Maxwell Technologies, Inc. on April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ DAVID J. SCHRAMM
David J. Schramm
Chief Executive Officer

Date: April 30, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Maxwell Technologies, Inc. on April 29, 2010